UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 21, 2015, Provident Financial Holdings, Inc. (“Corporation”) announced that Provident Savings Bank, F.S.B. (“Bank”), the wholly-owned subsidiary of the Corporation has filed a notification with the Office of the Comptroller of the Currency (“OCC”) that the Bank intends to close its Iris Plaza Branch located at 16110 Perris Boulevard, Suite K, Moreno Valley, California 92551 on or about March 31, 2016.  The Bank will transfer all customer relationships to its Moreno Valley Heacock Branch located at 12460 Heacock Street, Moreno Valley, California 92553 which is approximately 4.8 miles from the Iris Plaza Branch.

At this time, the Bank does not anticipate a material change to ongoing premises and occupancy expenses (subsequent to the branch closure) although an immaterial amount of cost savings will be realized as a result of the non-renewal of the expiring lease agreement for the Iris Plaza Branch site.  Current personnel of the Iris Plaza Branch will be reassigned to other branches of the Bank.  Given Iris Plaza’s proximity to the Moreno Valley Heacock Branch the Bank does not anticipate significant customer disruption.  The closure is subject to customary conditions and contingencies including the non-objection of the OCC, among others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2015	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Donavon P. Ternes
Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)